                           SCHEDULE 14A
                          (Rule 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT

                     SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) OF THE
                 Securities Exchange Act of 1934
                        (Amendment No.   )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ] Preliminary Proxy Statement
                                    [  ] Confidential, for Use of
                                         the Commission Only (as
                                         permitted by Rule
                                        (14a-6 (e) (2)

[x]  Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to the Rule 14a-11(c) or
     Rule 14a-12

              MERRY LAND & INVESTMENT COMPANY, INC.
-----------------------------------------------------------------
         (Name of Registrant as Specified in its Charter)

-----------------------------------------------------------------
(Name of Person (s) Filing Proxy Statement, if other than
Registrant)

Payment of Filing Fee (Check the appropriate box):

  [x] $125 per Exchange Act Rule 0-11(c) (1) (ii), 14a-6(i) (1), or
      14a-6 (i) (1), or 14-6 (i) (2) or Item 22 (a) (2) of
       Schedule 14A.
  [ ] $500 per each party to the controversy pursuant to Exchange
      Act Rule 14a-6(i) (3).
  [ ] Fee computed on table below per Exchange Act Rules
      14a-6(i) (4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

      -------------------------------------------------------------
  (2) Aggregate number of securities to which transaction applies:

      -------------------------------------------------------------
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------

  (4) Proposed maximum aggregate value of transaction:

      -------------------------------------------------------------

  (5) Total fee paid:
      $125
      -------------------------------------------------------------


  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statementy number, or the form or schedule and the date of its filing.

  (1) Amount Previously Paid:

      -----------------------------------------------------------------

  (2) Form, Schedule or Registration Statement No. :

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  (3) Filing Party:

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  (4) Date Filed:
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


              Merry Land & Investment Company, Inc.


             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          April 15, 1996

   To The Shareholders of Merry Land & Investment Company, Inc.

     The Annual Meeting of Shareholders of Merry Land &
Investment Company, Inc. will be held at the Telfair Inn
Conference Center,326 Greene Street, Augusta, Georgia, on Monday,
April 15,1996, at 10:00 a.m. for the following purposes:

     1. To elect five directors to hold office until the next annual meeting of shareholders or until their successors are elected and qualified.

     2. To transact such other business as may properly come before the meeting or any adjournment.

     The close of business on March 1, 1996 has been set by the directors as the record date for determination of the shareholders of the Company who are entitled to notice of and to vote at the meeting. A copy of the 1995 Annual Report is enclosed.

     Shareholders who do not expect to attend the meeting in person are requested to date, vote and sign the enclosed proxy card, indicating any voting instructions, and to return it in the accompanying envelope.

                         By order of the Board of Directors,



                          W. HALE BARRETT
                          Secretary

March 13, 1996

               PLEASE VOTE AND RETURN THE ENCLOSED

                       PROXY CARD PROMPTLY

              Merry Land & Investment Company, Inc.


                         Proxy Statement


     General This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors to be used at the Annual Meeting of Shareholders of Merry Land & Investment Company, Inc. which will be held Monday, April 15, 1996 at the Telfair Inn Conference Center, 326 Greene Street, Augusta, Georgia at 10:00 A.M. The Company's principal executive offices are located at 624 Ellis Street, Augusta, Georgia 30901 and its telephone number is 706/722-6756.

     Voting When proxies are properly executed and returned, the shares of common stock they represent will be voted or abstained at the meeting in accordance with any directions noted. If no directions are noted, they will be voted to elect the directors nominated by the Board. The Company's management knows of no other matters to be presented or considered at the meeting; however,the proxies named shall have discretionary authority to vote on any other matter which may properly be presented at the meeting. In addition, the proxies named shall have the authority to vote for any person for election as a director in lieu of any person nominated if the nominee is unable to serve. It is not contemplated that any nominee will be unable to serve.

     The following rules govern voting at the Annual Meeting:

     - A majority of the shares of common stock entitled to vote will constitute a quorum. Shares of common stock are counted for quorum purposes if they are represented at the meeting for any purpose other than solely to object to holding the meeting or transacting business at the meeting.

     - For the election of directors a quorum must be present, either in person or by proxy, and a plurality of the shares voting must vote in the affirmative.

     - Abstentions and broker non-votes are neither counted for purposes of determining the number of affirmative votes required for the election of directors nor voted for or against matters presented for shareholder consideration. Consequently, so long as a quorum is present, abstentions and broker non-votes have no effect on the outcome of any vote.

     Revocation of Proxies Execution of the enclosed proxy will not affect the shareholder's right to attend the meeting and vote in person. A shareholder may revoke a proxy at any time before it is voted.

     Solicitation The accompanying proxy is solicited by the Board of Directors. The expense of solicitation, which is not expected to exceed the normal expense of a proxy solicitation for a meeting at which directors are elected, will be borne by the Company.

                            Directors

     All directors of the Company are elected annually for terms of one year and hold office until their successors are elected and qualify. Unless instructed to the contrary, the accompanying proxy will be voted to elect as directors the persons named in the table below.

     The Company's Bylaws provide for a Board of Directors consisting of not less than three nor more than fifteen members.
The number of directors is fixed at five for the current year. The proxies may not be voted for more than five directors.

     The table below shows the names and ages of all directors, their position with the Company, the period they have served as directors, the committees on which they serve, the amount and percentage of common stock beneficially owned and their business experience during the past five years.

                                                                          Common
                                                                  Stock Beneficially Owned(1)
Name, Business Experience           Position          Director
  and Committees           Age    with Company        Since            Amount  Percentage(2)
---------------------------------------------------------------------------------------------
Peter S. Knox III          60  Chairman of the Board    1976        2,744,874(3)     8.1%
                               and  Chief Executive
                               Officer

Chairman of the Board and Chief Executive Officer of the Company since 1976. Executive Committee.

W. Tennent Houston          45  President and Director  1986          311,866(4)       .92%

President of the Company since 1985. Employee of the Company since 1981. Executive Committee.

W. Hale Barrett             67  Secretary and Director  1969           18,100(5)       .05%

Member of law firm of Hull, Towill, Norman & Barrett, P.C., counsel to the Company. Executive and Audit Committees.


Pierce Merry, Jr.           71   Director               1981          110,564(6)       .33%

Retired Chairman of Boral Bricks, Inc. (formerly Merry Companies,Inc.). Audit Committee.

Hugh Calvin Long II         44   Director               1994           10,213(7)       .03%

Capital Area President, First Union National Banks of Virginia, Maryland & Washington, D.C. Previously Regional Executive Vice
President of First Union National Bank of Georgia. Audit Committee.


(1) The shares shown were owned directly by the named person as of March 1, 1996 unless otherwise indicated.
(2) Assumes 34,015,291 shares outstanding, including 33,890,291 shares outstanding as of March 1, 1996, and 125,000 shares issuable upon exercise of presently exercisable incentive stock options held by Mr. Houston and the Company's other executive officers.
(3) See "Voting Securities and Principal Holders".
(4) Includes 14,734 shares held in Mr. Houston's account in the Company's Employee Stock Ownership Plan ("ESOP"). Also includes 92,415 shares in the ESOP which have not been allocated to the account of any Company employee and for which Mr. Houston holds voting power as sole trustee of the ESOP. Includes 31,000 shares issuable upon exercise of presently exercisable incentive stock options.
(5) Includes 100 shares owned by Mr. Barrett's wife. Mr. Barrett disclaims beneficial ownership of the shares owned by his wife.
(6) Includes 18,812 shares owned by the Merry Foundation, of which Mr. Merry is trustee.
(7) Includes 3,713 shares owned by Mr. Long's wife and children. Mr. Long disclaims beneficial ownership of the shares owned by his wife and children.

                        Executive Officers

     All executive officers of the Company are elected annually for terms of one year and hold office until their successors are elected and qualify. The table below shows the names and ages of all executive officers who are not directors, their position with the Company, the period they have served as executive officers, the amount and percentage of common stock beneficially owned and their business experience during the past five years.

                                                                   Common
                                        Position            Stock Beneficially Owned(1)
Name and Business Experience     Age   with Company         Amount             Percentage(2)
--------------------------------------------------------------------------------------------
Michael N. Thompson               47   Vice President      149,222(3)(4)          .44%

Vice President of the Company since August 1992. Employee of the Company since February 1992. President of Thompson & Wright,
Inc., asset managers, from November 1990 to January 1992.

Joseph P. Bailey III              37  Vice President        89,587(5)(6)           .26%

Vice President of the Company since August 1992. Employee of the Company since 1989.

Ronald J. Benton                  38  Vice Presient         132,441(7)(8)          .39%

Vice President of the Company since 1995. Controller of the Company since January 1986. Employee of the Company since 1984.

Ralph J. Simons, Jr.              31  Vice President         86,536(9)(10)         .25%

Vice President of the Company since 1995. Employee of the Company since 1990.

Dorrie E. Green                   37  Vice President         42,000(11(12)         .12%

Vice President of the Company since 1995. Employee of the Company since 1994.
Chief Financial Officer of JG Financial Management Services from September
1992 to October 1994. Vice President of Heritage Property Company from August
1991 to September 1992. Previously Chief Financial Officer of North and West
Florida Divisions of Trammell Crow Residential Company.

(1) The shares shown were owned directly by the named person as of March 1, 1996 unless otherwise indicated.
(2) Assumes 34,015,291 shares outstanding, including 33,890,291 shares outstanding as of March 1, 1996, and 125,000 shares issuable upon exercise of presently exercisable incentive stock options held by Mr. Houston and the executive officers
    Messrs. Thompson, Bailey, Benton, Simons and Green.
(3) Includes 6,533 shares owned by Mr. Thompson's wife and children. Includes 23,000 shares issuable upon exercise of presently exercisable incentive stock options.
(4) See "Executive Compensation".
(5) Includes 1,000 shares owned by Mr. Bailey's daughter. Includes
    26,500 shares issuable upon exercise of presently exercisable incentive stock options.
(6) Mr. Bailey has purchased Company common stock at the market price with full recourse, interest free loans under the Company's stock loan program (the "Stock Loan Program"). Mr.
    Bailey purchased 10,000 shares on 9/14/92 at the market price of $10.75 per share by borrowing $107,500; 10,000 shares on 1/11/93 at the market price of $15.50 per share by borrowing
    $155,000; 10,000 shares on 3/14/94 at the market price of $20.88 per share by borrowing $208,750; and 24,000 shares on 6/15/95 at the market price of $19.00 per share by borrowing
    $456,000. The maximum outstanding principal balance of loans to Mr. Bailey under the Stock Loan Program totaled $867,750 in 1995 and totaled $829,761 on 3/1/96. The Company has also extended Mr. Bailey interest free, full recourse loans to exercise incentive stock options. The maximum outstanding principal balance of these loans totaled $19,978 in 1995 and totaled $16,266 on 3/1/96.
(7) Includes 22,500 shares issuable upon exercise of presently exercisable incentive stock options.
(8) Includes 25,447 shares owned by Mr. Benton's wife. Mr. Benton has purchased Company common stock at the market price with full recourse, interest free loans under the Stock Loan
    Program. Mr. Benton purchased 10,000 shares on 9/14/92 at the market price of $10.75 per share by borrowing $107,500;
    10,000 shares on 1/11/93 at the market price of $15.50 per share by borrowing $155,000; 10,000 shares on 3/14/94 at the market price of $20.88 per share by borrowing $208,750; and 24,000 shares on 6/15/95 at the market price of $19.00 per share by borrowing $456,000. The maximum outstanding principal balance of loans to Mr. Benton under the Stock
    Loan Program totaled $867,750 in 1995 and totaled $829,761 on 3/1/96. The Company has also extended Mr. Benton interest free, full recourse lonas to exercise incentive stock options. The maximum outstanding principal balance of these loans totaled $66,831 in 1995 and totaled $49,009 on 3/1/96.
(9) Includes 14,000 shares issuable upon exercise of presently exercisable incentive stock options.
(10)Mr. Simons has purchased Company common stock at the market price with full recourse, interest free loans under the Stock Loan Program. Mr. Simons purchased 10,000 shares on
    9/14/92 at the market price of $10.75 per share by borrowing
    $107,500; 10,000 shares on 1/11/93 at the market price of $15.50 per share by borrowing $155,000; 20,000 shares on 3/14/94 at the market price of $20.88 per share by borrowing
    $417,500; and 24,000 shares on 6/15/95 at the market price of $19.00 per share by borrowing $456,000. The maximum outstanding principal balance of loans to Mr. Simons under the Stock
    Loan Program totaled $1,063,800 in 1995 and totaled
    $1,018,776 on 3/1/96. The Company has also extended Mr.
    Simons interest free, full recourse loans to exercise incentive stock options. The maximum outstanding principal balance of these loans totaled $24,638 in 1995 and totaled $20,886 on 3/1/96.
(11)Includes 8,000 shares issuable upon exercise of presently exercisable incentive stock options.
(12)Mr. Green has purchased Company common stock at the market price with full recourse, interest free loans under the Stock Loan Program. Mr. Green purchased 10,000 shares on
    12/15/94 at the market price of $17.50 per share by borrowing $175,000 and 24,000 on 6/15/95 at the market price of $19.00 by borrowing $456,000. The maximum outstanding principal balance of loans to Mr. Green under the Stock Loan
    Program totaled $626,310 in 1995 and totaled $602,391 on 3/1/96.

                   The Board and its Committees

  The Board met four times in 1995. The Board maintains an Executive Committee and an Audit Committee but no nominating or compensation committees. The Executive Committee is empowered to conduct the business of the Company between Board meetings but did not meet in 1995. The Audit Committee supervises the Company's independent public accounting firm and met once in 1995. All directors attended all of the meetings of the Board and the committees on which they served in 1995.

     Directors who are not employees of the Company receive fees of $1,500 per quarter plus $1,000 for each Board meeting attended. Directors are not additionally compensated for attending any Audit or Executive Committee meeting. Directors who are Company employees receive no compensation for their service on the Board or its committees.

    Report of the Board of Directors on Executive Compensation
                       Compensation Policies

     The Company's Board of Directors acts as a whole on executive compensation matters except with respect to the compensation of Messrs. Knox and Houston, the administration of incentive and nonstatutory stock option plans and the extension of interest free loans to employees for the purchase of Company common stock. Mr. Knox's compensation for 1995 was determined by Messrs. Barrett, Long and Merry, the Board's outside directors, who also set Mr. Houston's compensation after considering Mr. Knox's recommendation. The stock option and stock loan plans were administered in 1995 by Messrs. Barrett, Long and Merry, the Board's outside directors.

     The Board's goal in setting executive compensation is to link pay to Company performance by making stock based compensation the most significant component of executive pay. The major components of executive compensation are base salary, cash bonuses, stock options and stock loans, each of which is described in more detail in this proxy statement. In determining all forms of compensation the Board evaluates the executive officer's contribution toward the achievement of the Company's goals of increasing shareholder value as measured by several indicators, including stock price performance, growth in funds from operations and growth in dividends pershare. The Board does not establish specific performance criteria but instead subjectively considers the Company's performance and each executive officer's contribution toward the achievement of Company goals.

     The Board sets base salaries for executive officers at levels it considers to be low relative to real estate investment trusts of similar size as outlined in the annual compensation survey prepared by the National Association of Real Estate Investment Trusts and other industry publications. The Board also grants cash bonuses to reward individual performance at times when the Company achieves exceptional financial results.

     The Board's objective in administering the stock option and stock loan plans is to link a substantial portion of executive compensation to increases in the price of the Company's common stock, thereby aligning the interests of its executive officers with those of its shareholders. Grants of incentive stock options under the stock option plans and the purchase of common stock financed by stock loans are made at the market price on the date of grant or loan. Benefit from these programs can only be derived through increases in the stock price and through receipt of cash dividends. At least two thirds of the dividends received on shares purchased under the Stock Loan Program must be applied against the principal balance of the loan.

     The Omnibus Budget Reconciliation Act of 1994 provides that compensation in excess of $1,000,000 per year paid to the chief executive officer of a company as well as the other named executive officers listed in the Company's proxy statement will not be deductible unless the compensation is "performance-based" and the related compensation plans are approved by shareholders. The Company does not anticipate its executive compensation will come within the reach of this legislation.

Compensation of the CEO

     Mr. Knox's base salary and bonus for 1995 were determined by Messrs. Barrett, Long and Merry, the Board's outside directors. Although the Board has not established any policy to maintain the overall executive compensation level within any particular range of industry norms, the intent of the Board is that the amount of cash compensation should be set at the lower end of industry levels. The NAREIT survey and other industry surveys were considered by the outside directors during their deliberations in determining Mr. Knox's compensation. In 1995, Mr. Knox's annual base salary was $180,000. The Board considered the significant accomplishments of the Company in 1995 in subjectively arriving at the cash bonus of $90,000 awarded to Mr. Knox. In 1995 the Company raised $355 million in public stock and debt offerings and acquired 3,444 apartment units. The Company's market capitalization increased by 24%, reaching $1.1 billion, apartment units owned increased by 18%, funds from operaions increased by 11%, dividends per common share increased by 12% and its common stock price increased by 8%. The Board's outside directors believe the stock option and stock loan programs are key elements in motivating employees to achieve the Company's financial and operational objectives. Under these programs a substantial portion of Company's common stock. In 1994, Mr. Knox purchased 100,000 shares of Company common stock at the market price of $19.00 per share with a full recourse, interest free loan under the Company's Stock Loan Program, and on May 8, 1995, Mr. Knox purchased an additional 40,000 shares of Company common stock at the market price of $19.00 per share with a full recourse, interest free loan. Mr. Knox will benefit from increases in the price of the Company's common stock and dividends paid. At least
2/3 of the dividends received on shares purchased under the Stock Loan Program must be applied against the principal balance of the loans. The Board's outside directors have determined that Mr. Knox's participation under the Stock Loan Program would serve to further align his interests with those of the Company's shareholders. Compensation Committee Interlocks and Insider Participation.

     The Board of Directors, including Messrs. Knox and Houston who are executive officer employees and Mr. Barrett who is secretary, acts as a whole on executive compensation, except with regard to Messrs. Knox and Houston and plan administration. Messrs. Knox and Houston are indebted to the Company under the Stock Loan Committee interlocks between the Board and the compensation committee of any other entity.

                                                Peter S. Knox III

                                               W. Tennent Houston

                                                  W. Hale Barrett

                                                Pierce Merry, Jr.

                                              Hugh Calvin Long II

                      Executive Compensation

     The following table sets forth the compensation paid or accrued for services by the Company's chief executive officer and the other two most highly compensated executive officers whose total salary and bonus exceeded $100,000 in 1995:

                                                                 Long-Term
                                                               Compensation
                                                               ------------
                                                                   Awards
                                                                ------------
                                                                 Securities
                     Annual Compensation                         Underlying
Name and                                                        Options/SARs      All Other
Principal Position   Year          Salary        Bonus               (#)       Compensation
--------------------------------------------------------------------------------------------------
Peter S. Knox III     1995        $180,000      $  90,000             ---        $179,911(1)(2)(3)
Chairman of the Board
and Chief Executive   1994         180,000        115,000             ---          65,985(1)(2)(3)
Officer               1993         150,000         46,000             ---          37,410(1)(2)

--------------------------------------------------------------------------------------------------

W. Tennent Houston   1995         120,000          60,000             ---          131,514(4)(5)
President            1994         120,000          78,500           35,000          82,000(4)(5)
                     1993         100,000          80,000           25,000          43,752(4)(5)

--------------------------------------------------------------------------------------------------

Michael N. Thompson  1995        100,000           60,000             ---            97,962(6)(7)
Vice President       1994        100,000           78,500           25,000           60,921(6)(7)
                     1993      $  80,000        $  80,000           15,000          $26,985(6)(7)

(1) In 1995, 1994 and 1993 the Company paid the $23,130 annual premium on a $1,000,000 life insurance policy insuring Mr. Knox with the death benefit payable to Mr. Knox's wife. The Company owns an interest in the policy equal to all premium payments paid by the Company. The Company's projected carrying cost of these premiums calculated on an actuarial basis was $13,474 for 1995, $16,217 for 1994 and $14,910 for
     1993.
(2) The Company contributed $22,500 in 1995, $22,500 in 1994 and $22,500 in 1993 to the ESOP account of Mr. Knox.
(3) Mr. Knox has purchased Company common stock at the market price with full recourse, interest free loans under the Stock Loan Program. Mr. Knox purchased 100,000 shares on 8/19/94 at the market price of $19.00 per share by borrowing $1,900,000 and 40,000 shares on 6/15/95 at the market price of $19.00 per share by borrowing $760,000. The imputed interest accrued on Mr. Knox's loan under the Stock Loan Program totaled $143,937 in 1995 and $27,268 in 1994. The maximum outstanding principal balance of the loans to Mr. Knox under the Stock Loan Program totaled $2,593,000 in 1995 and $1,900,000 in 1994 and totaled $2,494,510 on 3/1/96.
(4) The Company contributed $18,000 in 1995, $18,000 in 1994 and $15,000 in 1993 to the ESOP account of Mr. Houston.
(5) Mr. Houston has purchased Company common stock at the market price with full recourse, interest free loans under the Stock Loan Program. Mr. Houston purchased 25,000 shares on 9/14/92 at the market price of $10.75 per share by borrowing $268,750; 15,000 shares on 1/11/93 at the market price of $15.50 per share by borrowing $232,500; 25,000 shares on 9/1/93 at the market price of $18.75 per share by borrowing $468,750; 25,000 shares on 3/14/94 at the market price of $20.88 per share by borrowing $521,875; and 35,000 shares on 6/15/95 at the market price of $19.00 per share by borrowing $665,000. The imputed interest accrued on Mr. Houston's loans under the Stock Loan Program totaled $110,419 in 1995, $61,208 in 1994 and $26,166 in 1993. The maximum outstanding principal balance of loans to Mr. Houston under the Stock
     Loan Program totaled $1,986,075 in 1995, $1,435,375 in 1994 and $944,700 in 1993 and totaled $1,898,138 on 3/1/96.
     The Company has also extended Mr. Houston interest free, full recourse loans to exercise incentive stock options. The imputed interest accrued on these loans totaled $3,095 in 1995, $2,792 in 1994 and $2,586 in 1993. The maximum outstanding principal balance of these loans totaled $51,603 in 1995, $66,100 in 1994 and $75,900 in 1993 and totaled
     $38,471 on 3/1/96.

(6)  The Company contributed $15,000 in 1995, $15,000 in 1994 and
     $6,620 in 1993 to the ESOP account of Mr. Thompson.

(7) Mr. Thompson has purchased Company common stock at the market price with full recourse, interest free loans under the Stock Loan Program. Mr. Thompson purchased 15,000 shares on 9/14/92 at the market price of $10.75 per share by borrowing $161,250; 15,000 shares on 1/11/93 at the market price of $15.50 per share by borrowing $232,500; 15,000 shares on 9/1/93 at the market price of $18.75 per share by borrowing $281,250; 20,000 shares on 1/18/94 at the market price of $20.88 per share by borrowing $417,500; and 30,000 shares on 6/15/95 at the market price of $19.00 per hare by borrowing $570,000. The imputed interest accrued on Mr. Thompson's loans under the Stock Loan Program totaled $81,427 in 1995, $44,659 in 1994 and $19,383 in 1993. The
     maximum outstanding principal balance of loans to Mr. Thompson under the Stock Loan Program totaled $1,540,650 in 1995, $1,053,200 in 1994 and $657,300 in 1993 and totaled $1,473,818 on
     3/1/96. The Company has also extended Mr. Thompson interest free, full recourse loans to exercise incentive stock options. The imputed interest accrued on these loans totaled $1,535 in 1995, $1,262 in 1994 and $982 in 1993. The maximum outstanding principal balance of these loans totaled $24,638 in 1995, $28,780 in 1994 and $31,580 in 1993 and totaled $20,886 on 3/1/96.

     Aggregated Option/SAR Exercises in Last Fiscal Year and
                     FY-End Option/SAR Values

                                          Number of Securities          Value of Unexercised
                                        Underlying Unexercised               In-the-Money                In-the-Money
                                         Options/SARs,FY End          Options/SARs at FY End
                  Shares                          (#)                          ($)
                Acquired on     Value
                  Exercise    Realized
Name                 (#)         ($)     Exercisable   Unexercisable  Exercisable  Unexercisable
------------------------------------------------------------------------------------------------
Peter S. Knox III      ---       ---              ---                          ---

W. Tennent Houston    2,000    $22,000   29,000       33,000       $137,875        $176,625

Michael N. Thompson    ---       ---     21,000       23,000       $109,250        $142,125

                  Stock Price Performance Graph

     The graph below compares the five year cumulative total return to the shareholders of Merry Land & Investment Company, Inc. to the S&P 500 Index and the NAREIT Equity REIT Index and assumes the reinvestment of all dividends at the market price on the day the dividend was paid beginning December 31, 1990 and ending December 31, 1995.

                   Date   Merry Land  S&P 500   Equity REITs

                 ---------------------------------------------
                 12/31/90        $100      $100           $100
                  3/31/91        $151      $115           $123
                  6/30/91        $148      $114           $124
                  9/30/91        $157      $120           $129
                 12/31/91        $222      $131           $136
                  3/31/92        $233      $127           $137
                  6/30/92        $262      $130           $140
                  9/30/92        $353      $134           $150
                 12/31/92        $442      $141           $155
                  3/31/93        $522      $147           $189
                  6/30/93        $510      $147           $184
                  9/30/93        $652      $151           $201
                 12/31/93        $618      $155           $186
                  3/31/94        $658      $149           $192
                  6/30/94        $644      $149           $196
                  9/30/94        $634      $157           $192
                 12/31/94        $718      $157           $192
                  3/31/95        $651      $172           $192
                  6/30/95        $692      $188           $203
                  9/30/95        $730      $203           $212
                 12/31/95        $828      $215           $221

           Assumes $100 Invested on December 31, 1990 in
        Merry Land & Investment Company, Inc., S&P 500 and
                     NAREIT Equity REIT Index
             Voting Securities and Principal Holders

     The close of business on March 1, 1996 has been set as the record date for determination of shareholders entitled to notice of and to vote at the meeting. On March 1, 1996, the total number of outstanding shares of the Company's common stock (the only voting securities of the Company) was 33,890,291 each of which is entitled to one vote. The table below sets forth certain information concerning the only person known to the Company to beneficially own more than 5% of the outstanding common stock, and the beneficial ownership of common stock of the directors and executive officers as a group:

                             Amount and Nature of
Name and Address of      Beneficial Ownership as of   Percent of
Beneficial Owner              March 1, 1996             Class
----------------         --------------------------   ----------
Peter S. Knox III
203 Folkstone Circle             2,744,874(1)            8.1%
Augusta, GA  30907

All Directors and Executive      3,695,403(2)           10.9%
Officers as a group

(1) Peter S. Knox III is chairman of the Company. Includes 2,213,583 shares owned by Knox, Ltd., a limited partnership, 203 Folkstone Circle, Augusta, Georgia 30907, of which Peter
     S. Knox III and Boone A. Knox are general partners. Includes 185,425 shares owned by the Knox Foundation of which Peter
     S. Knox III and Boone A. Knox are trustees. 15,563 shares are held in Mr. Knox's ESOP account and 15,032 are in his wife's name. Mr. Knox disclaims beneficial ownership of the shares owned by his wife. The remaining 315,271 shares are owned by Mr. Knox individually.
(2)  See "Directors" and "Executive Officers".

             Transactions With Management and Others

     Pierce Merry, Jr., a director of the Company, is the retired
Chairman of the Board of Boral Bricks, Inc., the former parent of the Company. The Company received $261,651 in 1995 from Boral for clay mined from Company lands.

     W. Hale Barrett, a director and Secretary of the Company, is also the senior member of Hull, Towill, Norman & Barrett, P.C., counsel to the Company. The Company paid Mr. Barrett's firm
$758,417 in fees in 1995.

     The above transactions were unanimously approved or ratified by the disinterested members of the Board. The Board believes that the terms of the transactions are no less favorable to the Company than could have been realized in an arm's length transaction with unaffiliated persons. All future transactions withaffiiates will also be approved or ratified by majority of the disinterested directors.

                      Late Filings of Form 4

     Based solely upon a review of Form 4s submitted to the Company for 1995, it appears Messrs. Knox and Long each filed one late report, each with respect to a single transaction.

                           Accountants

     The Company has selected Arthur Andersen LLP as the
Company's independent public accounting firm for 1996. A representative of the accounting firm will be present at the annual meeting and will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if desired.

          Shareholder Proposals for 1996 Annual Meeting

     Any shareholder may present a proposal for consideration at future meetings of the shareholders. The procedures which a shareholder must follow to submit a proposal are fully set forth in Rule 14a-8 of the General Rules and Regulations adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

     Among other requirements of the rule is a requirement that proposals for consideration at the next annual meeting of the Company's shareholders must be received at the Company's principal office not later than November 13, 1996.

                          Other Matters

     The Board knows of no other matters to be brought before the meeting. If, however, any other matter properly comes before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their discretion and judgment in such matters.

     THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR 1995. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO W. HALE BARRETT, SECRETARY, MERRY LAND & INVESTMENT COMPANY, INC., P.O. BOX 1417, AUGUSTA, GEORGIA 30903.

March 13, 1996              MERRY LAND & INVESTMENT COMPANY, INC.

              MERRY LAND & INVESTMENT COMPANY, INC.
                          P. O. Box 1417
                     Augusta, Georgia  30903

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby constitutes and appoints Peter
S. Knox III and W. Tennent Houston, or either of them present at the annual meeting to be held on April 15, 1996 at 10:00 a.m. at the Telfair Inn, 326 Greene Street, Augusta, Georgia, and at any or all adjournments, with power of substitution, as the undersigned's true and lawful attorney and proxy to represent the undersigned at that meeting and to vote in the undersigned's name, that number of shares which the undersigned is entitled to vote. The attorney and proxy is hereby instructed to vote as follows:

---------------------------------------------------------------
1.ELECTION OF DIRECTORS

[]   FOR all nominees listed below      []WITHHOLD AUTHORITY to
     (except as marked to the            vote for all below
     contrary below)


W. Hale Barrett     W. Tennent Houston       Peter S. Knox III

 Hugh Calvin Long II       Pierce Merry, Jr.

INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY LISTED INDIVIDUAL
NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME ON THE LIST
ABOVE.
--------------------------------------------------------------


2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON
   SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

This proxy when properly executed will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS
GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL
DIRECTORS.
---------------------------------------------------------------

    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, sign in full corporate name by president or other authorized officer. If a partnership, sign in partnership name by authorized person.

PLEASE INDICATE ANY CHANGE IN ADDRESS


Dated:
------------------------------------------------, 1996



-----------------------------------------------
Signature of Shareholder


-----------------------------------------------
Signature if held jointly

Please specify choices, sign, date and return in the enclosed postage paid envelope.


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE.